Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

XJet Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price (1)(2)		Fee Rate		Amount of Registration Fee
			Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value	Rule 457(o)	$			$
Total Offering Amounts					$6,400,000	0.00011020		$705.28
Total Fees Previously Paid								1,520.76
Total Fee Offsets
Net Fee Due(3)				$				$(815.48)

(1)	Includes offering price of any additional shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Fees totaling $1,520.76 were previously paid in connection with the Company’s initial filing of the Registration Statement on May 25, 2023. As a result, the Registrant has overpaid registration fees in the amount of $815.48.